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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 3896351

The Registrar of Companies for England and Wales hereby certifies that

RULEGRADE LIMITED

having by special resolution changed its name, is now incorporated

under the name of

PORTISHEAD INSURANCE MANAGEMENT LIMITED

Given at Companies House, Cardiff, the 21st February 2000

C03896351K

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

COMPANIES HOUSE

HC006B

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CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY

Company No. 3896351

The Registrar of Companies for England and Wales hereby certifies that RULEGRADE LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 17th December 1999

N03896351M

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

COMPANIES HOUSE

HC007B